                                                                     Exhibit 1.1

                                11,000,000 SHARES

                               QK HEALTHCARE, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                               March __, 2001

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
FIRST UNION SECURITIES, INC.
FIDELITY CAPITAL MARKETS,
   A DIVISION OF NATIONAL FINANCIAL SERVICES LLC
As Representatives of the several
  Underwriters named in Schedule 1,

c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

                  QK Healthcare, Inc., a Delaware corporation (the "COMPANY"), proposes to sell 11,000,000 shares (the "FIRM STOCK") of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK"). In addition, the Company proposes to grant to the Underwriters named on Schedule 1 hereto (the "UNDERWRITERS") an option to purchase up to an additional 1,650,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "OPTION STOCK"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "STOCK." As used in this agreement, the term "PRINCIPAL STOCKHOLDERS" shall mean collectively the persons named on Schedule 2 hereto. This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

                  Section 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:




                  (a) A registration statement on Form S-1 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "SECURITIES ACT") and the rules and regulations (the "RULE AND REGULATIONS") of the United States Securities and Exchange Commission (the "COMMISSION") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and the amendments thereto have been delivered by the Company to you as the representatives (the "REPRESENTATIVES") of the Underwriters. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 6 hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "PROSPECTUS" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged; and the Company does not directly or indirectly own and has not made any investment in any of the capital stock of, or any other proprietary interest in, any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind.

                  (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

                  (e) The unissued shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

                  (f) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Stock in the manner set forth in the Prospectus under the caption "Use of Proceeds," will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any material statute or any material order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Company's properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

                  (h) The Company has full corporate power and authority to enter into the Loan and Security Agreement, dated March __, 2001 (the "CREDIT AGREEMENT"), among the Company, Fleet Capital Corporation, as Administrative Agent, Mellon Bank, N.A., as Syndication Agent, Fleet Capital Corporation and Mellon Bank, N.A., as Co-Arrangers, and each of the other Financial Institutions party thereto, as Lenders. The Credit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of and is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

                  (i) The execution, delivery and performance of the Credit Agreement by the Company, the consummation of the transactions contemplated thereby, and the application of the net proceeds from the credit facility under the Credit Agreement in the manner set forth in the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, nor will such actions result in any violation of the provisions of the charter or by-laws of or any material statute or any material order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Company's properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Credit Agreement by the Company and the consummation of the transactions contemplated thereby.

                  (j) Each of the Company and the other parties to the following agreements (collectively including the Company, the "REORGANIZATION PARTIES," and each individually, a "REORGANIZATION PARTY") has full corporate or other applicable power and authority (to the extent that it is party to such agreements) to enter into: (i) the Agreement and Plan of Corporate Separation and Reorganization for QK Healthcare, Inc., dated February 22, 2001 (the "COMPANY REORGANIZATION AGREEMENT"), among Quality King Distributors, Inc. ("QKD"), and each of the Principal Stockholders, (ii) the Agreement and Plan of Corporate Separation for Pro's Choice Beauty Care, Inc., dated February 22, 2001 (the "PRO CHOICE REORGANIZATION AGREEMENT"), among QKD, Ruth Nussdorf and the Estate of Bernard Nussdorf, as represented by Ruth Nussdorf, (iii) the Indemnification, Noncompetition and Tax Cooperation Agreement, dated February 22, 2000 (the "INDEMNITY AGREEMENT"), among the Company, QKD and Pro's Choice Beauty Care, Inc., (iv) the Support Services Agreement, dated February 22, 2001 (the "SUPPORT SERVICES AGREEMENT"), between the Company and QKD, (v) the Registration Rights Agreement, dated March ___, 2001 (the "REGISTRATION RIGHTS AGREEMENT"), among the Company and the Principal Stockholders, (vi) the Sublease Agreement, effective as of February 22, 2001 (the "SUBLEASE AGREEMENT"), between the Company and QKD, and (vii) the Software License, dated February 22, 2001 (the "LICENSE"), between the Company and QKD. The Company Reorganization Agreement, the Pro Choice Reorganization Agreement, the Indemnity Agreement, the Support Services Agreement, the Registration Rights Agreement, the Sublease Agreement and the License are collectively referred to as the "REORGANIZATION AGREEMENTS," and each individually as a "REORGANIZATION AGREEMENT." The transactions contemplated by the Reorganization Agreements and as described in "RELATED PARTY TRANSACTIONS" in the Prospectus are referred to as the "REORGANIZATION." Each of the Reorganization Agreements has been duly authorized, executed and delivered by each of the Reorganization Parties party thereto and constitutes a valid and binding agreement of and is enforceable against each Reorganization Party party thereto in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

                  (k) (i) The execution, delivery and performance of each Reorganization Agreement by each Reorganization Party party thereto and the consummation of the transactions contemplated thereby and by the Reorganization do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Reorganization Party is a party or by which any Reorganization Party is bound or to which any of the property or assets of any Reorganization Party are subject, nor do such actions nor will they result in any violation of the provisions of the charter, by-laws or other organizational documents of any Reorganization Party or any material statute or any material order, rule or regulation of any court or governmental agency or body having jurisdiction over any Reorganization Party or any Reorganization Party's properties or assets; (ii) no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body was or is required for the execution, delivery and performance of each Reorganization Agreement by each Reorganization Party party thereto and the consummation of the transactions contemplated thereby and by the Reorganization; (iii) QKD has received a ruling by the Internal Revenue Service (the "IRS RULING") to the effect that the transactions contemplated by the Reorganization Agreements will qualify as (A) tax-free reorganizations under Sections 361(a) and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"), and (B) tax-free exchanges under
Section 355 of the Code, and has received no notification from the Internal Revenue Service that such IRS Ruling has been or is anticipated to be amended, revoked or withdrawn; (iv) the Reorganization has been consummated in conformity with the description thereof contained in the Prospectus and as contemplated by the IRS Ruling; and (v) each of QKD and Pro's Choice Beauty Care, Inc. is, after the consummation of the Reorganization, Solvent. As used herein, the term "SOLVENT" means, with respect to an entity on a particular date, that on such date (P) the fair value of the assets of the entity at a fair valuation will exceed the debts and liabilities, subordinated, contingent or otherwise, of the entity, (Q) the present fair salable value of the entity's business taken as a whole is greater than the amount that will be required to pay the probable liabilities of the entity on its debts as they become absolute and matured, (R) the entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (S) the entity does not have unreasonably small capital. For all purposes of clauses (P) through (S) in the preceding sentence, the amount of the contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (l) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  (m) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

                  (n) The Company has not sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations, business or prospects of the Company, otherwise than as set forth or contemplated in the Prospectus.

                  (o) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the pro forma financial statements included in the Prospectus have been prepared on a basis consistent with the historical financial statements included therein and in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, the assumptions used in preparing the pro forma financial statements included in the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; and the other financial and statistical information and data included in the Prospectus derived from the historical and pro forma financial statements are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Prospectus and the books and records of the Company.

                  (p) BDO Siedman, LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 9(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (q) The Company owns no real property but has good and marketable title in fee simple to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

                  (r) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

                  (s) The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

                  (t) There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company, might have a material adverse effect on the general affairs, management, financial position, stockholders' equity, results of operations, business or prospects of the Company; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (u) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                  (v) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                  (w) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company.

                  (x) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (y) The Company has filed all federal, state and local income and franchise tax returns and elections required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a material adverse effect on the general affairs, management, financial position, stockholders' equity, results of operations, business or prospects of the Company.

                  (z) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                  (aa) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

                  (bb) The Company is not (i) in violation of its charter or by-laws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, including, but not limited to, the Prescription Drug Marketing Act, the Controlled Substances Act, the Federal Food, Drug and Cosmetic Act, the Occupational Safety and Health Act, and any comparable or related state or local statutes or regulations and applicable state laws regulating pharmacy or wholesaling practices and worker safety (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "APPLICABLE LAWS"). Except as described in the Prospectus, the Company holds all licenses, certificates, approvals and permits from all state, United States, and other regulatory authorities (together, "PERMITS"), that are required for the conduct of the business of the Company, all of which are valid and in full force and effect; and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such Permit to be withdrawn, canceled, suspended or not renewed. The Company has implemented procedures and controls reasonable for the conduct of its business to ensure compliance with Applicable Laws, the requirements of any Permits and any requirements of product manufacturers regarding the purchase, sale, storage or shipping of such products.

                  (cc) Neither the Company, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (dd) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity, results of operations, business or prospects of the Company; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity, results of operations, business or prospects of the Company; and the terms "HAZARDOUS WASTES," "TOXIC WASTES," "HAZARDOUS SUBSTANCES" and "MEDICAL WASTES" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (ee) The Company is not, and upon application of the proceeds of the offering of the Stock as described in the Prospectus will not be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                  (ff) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

                  Section 2. Representations, Warranties and Agreements of the Principal Stockholders. Each Principal Stockholder severally represents, warrants and agrees that:

                  (a) The Principal Stockholder has full right, power and authority to enter into this Agreement and each Reorganization Agreement to which such Principal Stockholder is a party; each of this Agreement and the Reorganization Agreements to which the Principal Stockholder is a party has been duly authorized, executed and delivered by the Principal Stockholder and constitutes a valid and binding agreement of and is enforceable against the Principal Stockholder in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies; the execution, delivery and performance of this Agreement and such Reorganization Agreements by the Principal Stockholder and the consummation by the Principal Stockholder of the transactions contemplated hereby, thereby and by the Reorganization will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Principal Stockholder is a party or by which the Principal Stockholder is bound or to which any of the property or assets of the Principal Stockholder is subject, nor will such actions result in any violation of the provisions of the formation documents of the Principal Stockholder or any material statute or any material order, rule or regulation of any court or governmental agency or body having jurisdiction over the Principal Stockholder or the property or assets of the Principal Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and such Reorganization Agreements by the Principal Stockholder and the consummation by the Principal Stockholder of the transactions contemplated hereby, thereby and by the Reorganization.

                  (b) Each of the trust indentures listed on Schedule 2 creates a trust that is valid under New York law, and each trust indenture remains valid, in force, existing and has not been amended or revoked since it was originally signed. Each trustee of each Principal Stockholder is duly qualified and duly acting as trustee under each of the trust indentures listed on Schedule 2, and has not resigned or been removed or replaced as trustee under any of such trust indentures. Each of the trusts created by the trust indentures listed on
Schedule 2 owns no real property but has good and marketable title in fee simple to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property.

                  (c) The Principal Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not true and correct, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the effective date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has adversely affected or may reasonably be expected to adversely affect the business of the Company and is not prompted to enter into the Reorganization Agreements and cause the Company to offer the shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

                  (d) The Principal Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

                  Section 3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 11,000,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

                  In addition, the Company grants to the Underwriters an option to purchase up to 1,650,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

                  The price of both the Firm Stock and any Option Stock shall be $_____ per share.

                  The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

                  Section 4. Offering of Stock by the Underwriters.

                  Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

                  Section 5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, at 10:00 A.M., New York City time, on the [fourth] full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

                  The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "SECOND DELIVERY DATE" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE").

                  Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

                  Section 6. Further Agreements of the Company. The Company agrees:

                  (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                  (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each

Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Stock at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with
Section 10(a)(3) of the Securities Act;

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

                  (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent will not be unreasonably withheld;

                  (f) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                  (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                  (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (i) For a period of 360 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common

Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 360 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;

                  (j) Prior to the Effective Date, to apply for the listing of the Stock on the New York Stock Exchange, Inc. and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

                  (k) Prior to filing with the Commission any periodic report filed pursuant to Section 13(a) or 15(d) of the Exchange Act that contains information regarding the use of proceeds from the sale of the Stock being sold by the Company pursuant to Rule 463 of the Rules and Regulations, to furnish a copy thereof to the counsel for the Underwriters and receive and consider its comments thereon, and to deliver promptly to the Representatives a signed copy of each such periodic report filed by it with the Commission that contains the information described above;

                  (l) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

                  (m) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  Section 7. Further Agreements of the Principal Stockholders. Each Principal Stockholder agrees:

                  (a) For a period of 360 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters.

                  Section 8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock (including related reasonable fees and expenses of counsel to the Underwriters); (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in Section 14, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

                  Section 9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Principal Stockholders contained herein, to the performance by the Company and the

Principal Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Reorganization Agreements, the Credit Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) The Credit Agreement and the Reorganization Agreements, in substantially the form reviewed by counsel for the Underwriters and filed as exhibits to the Registration Statement, shall have been executed and delivered by all of the parties thereto, all obligations of QKD with respect to its prior credit facility assumed by the Company shall have been discharged in full, and the new credit facility of the Company, the Reorganization Agreements and the other transactions contemplated by such agreements and the Reorganization shall have closed with no conditions to closing under any such agreements waived without the prior written consent of the Representatives, and in conformity with the descriptions thereof contained in the Prospectus, and, in the case of the Reorganization, as contemplated by the IRS Ruling.

                  (e) Edwards & Angell, LLP shall have furnished to the Representatives its written opinion, as counsel to the Company and the Principal Stockholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged; and the Company has no subsidiaries;

                  (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

                  (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                  (iv) All real property and buildings held under lease by the Company is held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

                  (v) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company are the subject which, if determined adversely to the Company, might have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (vi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                  (vii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                  (viii) The statements contained in the Prospectus under the captions "Business - Government Regulation," "Business - Legal Proceedings," "Related Party Transactions," "Management - Employment Agreement" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources
           - Capital Resources" insofar as they describe statutes, rules and regulations, legal proceedings or summaries or descriptions of legal agreements, constitute a fair summary thereof;

                  (ix) To the best of such counsel's knowledge, there are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                  (x) This Agreement has been duly authorized, executed and delivered by the Company and, assuming the accuracy of the Principal Stockholders' representations in Section 2(b) above, each of the Principal Stockholders;

                  (xi) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by each of the Company and the Principal Stockholders with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any Principal Stockholder is a party or by which the Company or any Principal Stockholder is bound or to which any of the property or assets of the Company or any Principal Stockholder are subject, nor will such actions result in any violation of the provisions of the charter, by-laws or other formation documents of the Company or any Principal Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Principal Stockholder or any of their respective properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and each of the Principal Stockholders and the consummation of the transactions contemplated hereby;

                  (xii) Each of the Credit Agreement and each of the Reorganization Agreements has been duly authorized, executed and delivered by each Reorganization Party party thereto, and constitutes a valid and binding agreement of such Reorganization Party enforceable against the Reorganization Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law);

                  (xiii) The compliance by the Company with all of the provisions of the Credit Agreement and by each Reorganization Party with all of the provisions of the Reorganization Agreements to which it is party and the consummation of the transactions contemplated thereby and by the Reorganization do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any Reorganization Party is a party or by which any Reorganization Party is bound or to which any of the property or assets of any Reorganization Party are subject, nor do or will such actions result in any violation of the provisions of the charter, by-laws or other formation documents of any Reorganization Party or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any Reorganization Party or any of its properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body was or is required for the execution, delivery and performance of the Credit Agreement and the Reorganization Agreements to which it is party by each Reorganization Party and the consummation of the transactions contemplated thereby and by the Reorganization;

                  (xiv) The Reorganization has been consummated in conformity with the description thereof contained in the Prospectus and as contemplated by the IRS Ruling;

                  (xv) To the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than as set forth in the Prospectus) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act; and

                  (xvii) The Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that
(x) such counsel has acted as counsel to the Company on a regular basis and has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for the statements identified in paragraphs (iii) and (ix) above, insofar as such statements relate to the Stock and concern legal matters.

                  (f) The Representatives shall have received from Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling it to pass upon such matters.

                  (g) At the time of execution of this Agreement, the Representatives shall have received from BDO Siedman, LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (h) With respect to the letter of BDO Siedman, LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company shall have furnished to the Representatives a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                  (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(k) have been fulfilled; and

                  (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                  (j) Each Principal Stockholder shall have furnished to the Representatives on each Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, each Principal Stockholder stating that the representations, warranties and agreements of such Principal Stockholder contained herein are true and correct as of such Delivery Date and that such Principal Stockholder has complied with all agreements contained herein to be performed by such Principal Stockholder at or prior to such Delivery Date.

                  (k) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development which could reasonably be expected to involve a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (m) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  Section 10. Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Underwriter (including any Underwriter in its role as "Qualified Independent Underwriter" under Rule 2720 of the Conduct Rules of the NASD), its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("MARKETING MATERIALS"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 9(g); and provided further that the foregoing indemnity agreement with respect to any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Stock, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have made any amendments or supplements) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of Stock to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to send or give was the result of noncompliance by the Company with Section 6(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                  (b) The Principal Stockholders, jointly and severally, shall indemnify and hold harmless each Underwriter (including any Underwriter in its role as

"Qualified Independent Underwriter" under Rule 2720 of the Conduct Rules of the
NASD), its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or (B) in any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Principal Stockholders shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Principal Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 9(g). The foregoing indemnity agreement is in addition to any liability which the Principal Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

                  (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each Principal Stockholder, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, Principal

Stockholder or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer, Principal Stockholder or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, Principal Stockholder or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee, Principal Stockholder or controlling person.

                  (d) Promptly after receipt by an indemnified party under this
Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Principal Stockholder under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Principal Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Principal Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Principal Stockholders on the one hand and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement on the other hand bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Principal Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

                  (f) Without limiting the Company's agreements under this
Section 10 in any manner, no Principal Stockholder shall be liable in any such case in respect of any such losses, claims, damages, liabilities or expenses unless the Underwriter who has the right to indemnification or contribution hereunder and is seeking indemnification or contribution from such Principal Stockholder shall have previously sought indemnification or contribution from the Company in respect thereof and the Company shall have failed to honor and pay such Underwriter's claim for indemnification or contribution within 30 calendar days of the date such indemnification or contribution is first sought against the Company (except that the foregoing condition precedent requiring an Underwriter to so seek indemnification or contribution from the Company (i) shall not be applicable if an Underwriter has previously sought indemnification or contribution from the Company with respect to such matters or if such Underwriter is prohibited from being indemnified by or receiving contribution from the Company (or from seeking such indemnification or contribution) by the effect of any order, decree, stay, injunction, statute, legal process or other matter of law and (ii) shall not limit the right of an Underwriter at any time to notify a Principal Stockholder of a claim for indemnification or contribution or otherwise initiate a claim or proceeding against a Principal Stockholder for indemnification or contribution prior to the expiration of such 30 calendar days, but only and solely to the extent necessary to prevent any applicable statute of limitations from expiring).

                  (g) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  Section 11. Defaulting Underwriters.

                  If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock), shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Principal Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Principal Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  Section 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Principal Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(k) or 9(l) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

                  Section 13. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or any of the Principal Stockholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or any of the Principal Stockholders is not fulfilled, the Company and the Principal Stockholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Principal Stockholders shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 12 by reason of the default of one or more Underwriters, neither the Company nor any Principal Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  Section 14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, NY 10285;

                  (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Michael W. Katz, Executive Vice President and Chief Financial Officer.

                  (c) if to any Principal Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to such Principal Stockholder at the address set forth on Schedule 2 hereto;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Principal Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Principal Stockholders by Glenn Nussdorf.

                  Section 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Principal Stockholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Principal Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in
Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  Section 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Principal Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  Section 17. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

                  Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

                  Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "SPECIFIED COURTS"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  Section 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company, the Principal Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                   Very truly yours,


                                   QK HEALTHCARE, INC.


                                   By _____________________________
                                      Name:
                                      Title:


                               The Principal Stockholders listed on Schedule 2:


                                   By:________________________________
                                   Glenn Nussdorf, as Trustee
                                   under (i) the Indenture
                                   dated November 1, 1998
                                   creating the Stephen
                                   Nussdorf November 1, 1998
                                   trust (the "Stephen
                                   Nussdorf November 1, 1998
                                   Trust Indenture"), (ii) the
                                   Indenture dated November 2,
                                   1998 creating the Stephen
                                   Nussdorf November 2, 1998
                                   trust (the "Stephen
                                   Nussdorf November 2, 1998
                                   Trust Indenture"), (iii)
                                   the Indenture dated
                                   November 1,1998 creating
                                   the Arlene Nussdorf
                                   November 1, 1998 trust (the
                                   "Arlene Nussdorf November
                                   1, 1998 Trust Indenture"),
                                   and (iv) the Indenture
                                   dated November 2, 1998
                                   creating the Arlene
                                   Nussdorf November 2, 1998
                                   trust (the "Arlene Nussdorf
                                   November 2, 1998 Trust
                                   Indenture")



                                   By:________________________________
                                   Stephen Nussdorf, as
                                   Trustee under (i) the
                                   Indenture dated November 1,
                                   1998 creating the Glenn
                                   Nussdorf November 1, 1998
                                   trust (the "Glenn Nussdorf
                                   November 1, 1998 Trust
                                   Indenture"), (ii) the
                                   Indenture dated November 2,
                                   1998 creating the Glenn

                                   Nussdorf November 2, 1998
                                   trust (the "Glenn Nussdorf
                                   November 2, 1998 Trust
                                   Indenture"), (iii) the
                                   Arlene Nussdorf November 1,
                                   1998 Trust Indenture, and
                                   (iv) the Arlene Nussdorf
                                   November 2, 1998 Trust
                                   Indenture



                                   By:________________________________
                                   Arlene Nussdorf, as Trustee
                                   under (i) the Glenn
                                   Nussdorf November 1, 1998
                                   Trust Indenture, (ii) the
                                   Glenn Nussdorf November 2,
                                   1998 Trust Indenture, (iii)
                                   the Stephen Nussdorf
                                   November 1, 1998 Trust
                                   Indenture, and (iv) the
                                   Stephen Nussdorf November
                                   2, 1998 Trust Indenture

Accepted:

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
FIRST UNION SECURITIES, INC.
FIDELITY CAPITAL MARKETS,
   A DIVISION OF NATIONAL FINANCIAL SERVICES LLC

By:  Lehman Brothers Inc.

By
   _______________________________
         Authorized Representative

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

                                   SCHEDULE 1



Number of Underwriters Shares:

Lehman Brothers Inc............................................................
J.P. Morgan Securities Inc.....................................................
First Union Securities, Inc....................................................
Fidelity Capital Markets, a division of National Financial Services
LLC............................................................................
      Total.....................................................     11,000,000

                                   SCHEDULE 2

Principal Stockholders:

1. Stephen Nussdorf and Arlene Nussdorf, as Trustees under the Indenture dated November 1, 1998 creating the Glenn Nussdorf November 1, 1998 trust (the "Glenn Nussdorf November 1, 1998 Trust Indenture").

2. Stephen Nussdorf and Arlene Nussdorf, as Trustees under the Indenture dated November 2, 1998 creating the Glenn Nussdorf November 2, 1998 trust (the "Glenn Nussdorf November 2, 1998 Trust Indenture").

3. Glenn Nussdorf and Arlene Nussdorf, as Trustees under the Indenture dated November 1, 1998 creating the Stephen Nussdorf November 1, 1998 trust (the "Stephen Nussdorf November 1, 1998 Trust Indenture").

4. Glenn Nussdorf and Arlene Nussdorf, as Trustees under the Indenture dated November 2, 1998 creating the Stephen Nussdorf November 2, 1998 trust (the "Stephen Nussdorf November 2, 1998 Trust Indenture").

5. Glenn Nussdorf and Stephen Nussdorf, as Trustees under the Indenture dated November 1, 1998 creating the Arlene Nussdorf November 1, 1998 trust (the "Arlene Nussdorf November 1, 1998 Trust Indenture").

6. Glenn Nussdorf and Stephen Nussdorf, as Trustees under the Indenture dated November 2, 1998 creating the Arlene Nussdorf November 2, 1998 trust (the "Arlene Nussdorf November 2, 1998 Trust Indenture").


Address of all the Principal Stockholders:

2060 Ninth Avenue
Ronkonkoma, NY  11779